Exhibit 99.1

Off The Hook Yachts to Ring the Closing Bell at the New York Stock Exchange on the Eve of America’s Oldest Boat Show

Reflects growing investor confidence in marine sector as Off the Hook brings a technology driven platform to elevate boating from a historically fragmented marketplace into a scalable, data-driven industry

Wilmington, NC — January 16, 2026 — Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), America’s largest buyer and seller of pre-owned boats, today announced it will ring the Closing Bell at the New York Stock Exchange on Tuesday, January 20, 2026, following its recent IPO in November 2025 which marked a significant milestone in the Company’s growth as the newest publicly listed marine company to join the exchange.

The bell-ringing will take place on the eve of the New York Boat Show, the oldest boat show in the United States, creating a symbolic connection between Wall Street and one of America’s longest-standing maritime traditions.

“Ringing the Closing Bell at the New York Stock Exchange will mark an important milestone for our company as we celebrate our recent IPO and listing, and I am grateful to our entire organization for what we have built together,” said Jason Ruegg, Founder and President of Off The Hook Yachts. “We are building a technology-driven marketplace that brings scale and efficiency to the marine industry, and we are excited to show how our platform differs from the traditional boat dealership model. Doing so on the eve of the New York Boat Show, the longest-running boat show in the country, will make this moment especially meaningful for our team and for the industry as a whole.”

Off the Hook Yachts’ addition to the New York Stock Exchange reflects growing investor confidence in the marine sector and the Company’s leadership in modernizing how boats and yachts are bought, sold, and traded. Backed by public-market discipline and technology-driven execution, Off the Hook Yachts is helping elevate boating from a historically fragmented marketplace into a scalable, data-driven industry.

As part of its post-IPO national expansion, Off the Hook Yachts will exhibit at the New York Boat Show, meet with clients, marine professionals, and actively network with dealerships to grow its acquisition and brokerage network. The Company will have a strong presence at the show, held January 21–25, 2026, at the Javits Center, where it can be found at Booth #100.

As thousands of marine professionals, dealers, and boating enthusiasts descend on New York for the event, Off the Hook Yachts’ bell-ringing serves as a powerful reminder that boating is not only a lifestyle—it is a growing business with a place at the highest levels of global finance.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc., America’s largest buyer and seller of pre-owned boats, is a vertically integrated marine platform transforming how a market of ~1 million used boats and yachts are bought, sold, and financed across the U.S. annually. The Company’s proprietary AI-powered systems and national acquisition model drive unmatched speed, efficiency, and transparency leading to its acquisition of more than $100 million in boat purchases annually at a 5X inventory turn. With a scalable infrastructure spanning technology, wholesale, brokerage, financing, asset recovery, repair, and support yacht services, Off The Hook is well-positioned to lead the evolving $57 billion marine market. Off The Hook’s vertically integrated businesses includes: Autograph Yacht Group, Azure Funding, Boats & Buyers, and We Buy Boats.

Contact

Investor Relations

ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.